Exhibit 10.2
LAND ACQUISITION CONSULTING AGREEMENT

This Land Acquisition Consulting Agreement (“Agreement”), effective as of July 31, 2019 (the “Effective Date”), is hereby entered into in the State of Minnesota by and between Northern Gas and Oil, Inc. (the “Company”), and Michael L. Reger (“Consultant”).

WHEREAS, the Company desires to retain Consultant to render consulting and advisory services for the Company on the terms and conditions set forth in this Agreement, and Consultant desires to be retained by the Company on such terms and conditions;

NOW THEREFORE, in consideration of the premises, the respective covenants and commitments of the Company and Consultant set forth in this Agreement, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company and Consultant hereby agree as follows:

1. Services. Consultant shall be available during the Term of this Agreement to perform land-acquisition consulting services (the “Services”) as reasonably requested by the Company.

2. Term/Compensation.

2.1 The term of this Agreement shall run from the Effective Date through the later of (a) March 15, 2020, and (b) the date on which Consultant is no longer entitled to any further vesting of Shares (as defined below) in accordance with this Agreement or the Separation Agreement (the “Term”), subject to earlier termination as set forth in this Agreement. This Agreement shall automatically end at the expiration of the Term (with the exception of any obligations of Consultant that continue, as set forth in this Agreement).

2.2 As consideration for the Services, the awards identified on Schedule 1 attached hereto, which awards represent all of the awards granted to Consultant under the Company’s equity incentive plans that were outstanding as of Effective Date (collectively, the “Consultant Awards”), shall vest and/or continue to vest during the Term of this Agreement in accordance with the Separation and Release Agreement entered into between the Consultant and the Company contemporaneous with the execution and delivery of this Agreement (the “Separation Agreement”) and in accordance with Section 2.3 below.

2.3 As further consideration for the Services, if, after the Effective Date, the Company materially modifies the terms of any award issued to any executive officer of the Company that was outstanding under the Company’s equity incentive plans as of the Effective Date (each, an “Existing Award”) to the benefit of such officer, then each Consultant Award, if any, that both (i) remained outstanding on the date of such modification and (ii) was granted on the same date as the modified Existing Award will benefit from substantially the same modification(s).

2.4 As further consideration for the Services, in the event that the metrics for any portion of the Company’s 2019 bonus plan for executive officers are not met during the Term of this Agreement, the Company shall provide Consultant with any additional and/or alternative bonus compensation that the Company provides to its executive officers for 2019. Any such additional and/or alternative 2019 bonus compensation owed to Consultant shall be determined in good faith by the compensation committee of the Board of Directors and, if based on executive officers’ salaries, shall be calculated for Consultant at a proportional rate based on an assumed base salary of $600,000 per year. To the extent any additional and/or alternative 2019 bonus compensation owed to Consultant under this Section 2.4 is in the form of equity or equity-based awards, the Company may, in its sole discretion, settle its obligations under this Section 2.4 with an amount of cash reasonably equivalent to the fair market value of such award.

2.5 The Company shall reimburse Consultant for reasonable travel and out-of-pocket business expenses to the extent such amounts are pre-authorized in writing by the Company’s principal executive officer. All expenses shall be validated by a receipt or other appropriate documentation.

3. Conferences/Equipment.

During the Term of this Agreement:

3.1 Consultant agrees to meet and consult with designated representatives of the Company as necessary to discuss the progress and results of the Services and as reasonably requested by the Company.

3.2. If requested by the Company, Consultant shall attend land department meetings on an as-needed basis in accordance with Consultant’s and the Company’s mutual agreement.

3.3 The Consultant shall retain the use of Consultant’s Company laptop and e-mail account, and the Company shall provide Consultant with reasonable access to an office; provided that Consultant’s e-mails from the Company e-mail account shall be limited to matters for which he is providing Services to the Company hereunder and shall include a signature stating Consultant’s title as “Founder and Chairman Emeritus.” Upon termination of this Agreement and Consultant’s Services hereunder and through the first anniversary thereof, Consultant’s e-mail account shall be set up to issue a response message to any incoming e-mails, the contents of which Consultant and the Company shall mutually agree upon.

3.4 The Company additionally shall provide Consultant with appropriate business cards for Consultant’s use in performing Services stating Consultant’s title as “Founder and Chairman Emeritus,” and Consultant’s biography on the Company’s website shall be revised to state his current title as “Founder and Chairman Emeritus” and may be further revised upon the mutual agreement of Consultant and the Company.

4. Non-Disclosure of Information.

4.1 The term “Confidential Information” shall mean information disclosed by the Company to Consultant not generally known to the public, including, but not limited to, information of a technical nature such as trade secrets; matters of a business nature such as information about costs, margins, pricing policies, markets, sales, suppliers and customers; product, marketing or strategic plans; financial information; and personnel records and other information of a similar nature; provided, however, that Confidential Information shall not include any information which (i) is or becomes public knowledge without breach of Consultant’s obligations to the Company; (ii) is rightfully acquired by Consultant from a third party without restriction on disclosure or use; or (iii) is publicly disclosed or used following Consultant’s receipt of written consent for such disclosure or use by an officer of the Company. Consultant shall have the burden of proof respecting any of the events on which Consultant relies as relieving Consultant of any non-disclosure obligations.

4.2 In the course of performing the Services to the Company hereunder, Consultant may become the recipient of Confidential Information. Consultant shall receive and hold all Confidential Information acquired from the Company in strict confidence and will disclose such Confidential Information only to Consultant’s employees and agents who have a reasonable business need to know the Confidential Information.

4.3 Consultant shall not, directly or indirectly, disclose or use Confidential Information, in whole or in part, for any purposes other than those expressly permitted by this Agreement.

4.4 Nothing in this Section or this Agreement is intended to, or does, prohibit Consultant from reporting to any governmental authority information concerning possible violations of law, rule, or regulation (including, but not limited to, the Department of Justice, the Securities and Exchange Commission, the Congress, and any agency Inspector General), or making other disclosures that are protected under the whistleblower provisions of state or federal law, rule, or regulation. Consultant also may disclose trade-secret information to a government official or to an attorney and/or use such information in certain court proceedings (provided that such information is filed under seal) without fear of prosecution or liability, provided Consultant does so in a manner consistent with 18 U.S.C. 1833. Consultant does not need the prior authorization of the Company to make any such reports or disclosures as set forth in this paragraph.

4.5 Consultant acknowledges that money damages would not be a sufficient remedy for any breach of this Section 4 and that the Company shall be entitled to equitable relief (including, but not limited to, an injunction or specific performance) in the event of any breach of the provisions of this Section 4.

4.6 The furnishing of Confidential Information shall not constitute or be construed as a grant of any express or implied license or other right, or a covenant not to sue by the Company to Consultant under any of the Company’s intellectual property rights.

4.7 Upon the Company’s request or upon expiration or termination of this Agreement, Consultant shall immediately return all written, graphic and other tangible forms of the Confidential Information (and all copies) in Consultant’s possession.

4.8 The obligations of Consultant regarding disclosure and use of Confidential Information shall survive termination of this Agreement.

4.9 Consultant agrees not to wrongfully disclose to the Company in connection with the Services any trade secrets or other confidential information belonging to any other person, firm, corporation, entity or government agency. Consultant also warrants that none of the provisions of this Agreement, nor the Services to be performed by Consultant, contravenes or is in conflict with any agreement of Consultant with, or obligation to, any other person, firm, corporation, entity or government agency.

4.10 Consultant shall not, without the prior written consent of the Company, use the Company’s name in any publicity, advertisement or news release, nor will Consultant disclose the terms and conditions of this Agreement to any third party.

5. Publications. Consultant shall not publish any information related to the Services without the Company’s prior written consent.

6. Compliance with Employment Agreement. Consultant acknowledges that Consultant is subject to certain non-disclosure, non-solicitation, and non-competition obligations pursuant to the Employment Agreement (as defined in the Separation Agreement). Consultant further acknowledges the validity and enforceability of the non-disclosure, non-solicitation, and non-competition obligations of the Employment Agreement, and agrees that those obligations survive termination of Consultant’s employment with the Company and shall continue during the Term of this Agreement and thereafter, including through any applicable Restricted Period(s) (as defined in the Employment Agreement).

7. Termination.

7.1 This Agreement may be terminated immediately by the Company (a) in the event of Consultant’s death; or (a) for Cause. For the purpose of this Agreement, “Cause” shall mean Consultant’s:

(i) violation of any laws, rules, or regulations in performing Services under this Agreement;
(ii) intentional act of fraud, embezzlement, theft, or any other material violation of law;
(iii) intentional damage to the Company or its assets;
(iv) willful conduct that is demonstrably and materially injurious to the Company;
(v) breach of any of Consultant’s continuing obligations to the Company (including without limitation any non-disclosure, non-competition, or non-solicitation obligations); and
(vi) material breach of this Agreement, which is not cured within forty-five (45) days after receipt of written notice from the Company specifying the nature of such breach; provided, however, that Cause shall not exist if such breach arises from Executive’s reasonable, good faith belief that such breach is required by law (including rules and regulations promulgated by applicable governmental agencies) or is in the best interest of the Company.

7.2 The expiration or termination of this Agreement shall discharge any further obligations of either party with respect to this Agreement; provided, however, that Consultant’s obligations under Sections 4 through 8 hereof, and the Company’s obligation under Section 2 (with respect to payment for Services rendered prior to the effective date of the expiration or termination), shall survive the expiration or termination of this Agreement in accordance with the terms thereof.

8. Miscellaneous.

8.1 Notices. Any notice to be given hereunder shall be in writing and shall be considered effective when delivered in person, upon mailing by certified mail, return receipt requested, postage prepaid, or by delivery via Federal Express or similarly recognized overnight courier with all charges prepaid, addressed as follows:

If to the Company: Attn: General Counsel
Northern Oil and Gas, Inc.
601 Carlson Parkway, Suite 990
Minnetonka, Minnesota 55305

If to Consultant:  Michael L. Reger
[Omitted]

Either party may change its address by giving the other party written notice (as described above) of its new address.

8.2 Compliance/Other Representations and Warranties.

8.2.1 In the performance of the Services, Consultant shall comply with all applicable laws, rules, and regulations.

8.2.2 For the duration of the Term, Consultant shall comply with all applicable policies of the Company relating to business and office conduct, health and safety, and use of the Company’s facilities, supplies, information technology, equipment, networks, and other resources, including, but not limited to the Company’s Code of Business Conduct and Ethics and Insider Trading Policy (as applicable to Consultant), as amended or superseded from time to time, copies of which are available on the Company’s corporate website at www.northernoil.com.

8.2.3 Consultant represents and warrants that Consultant’s performance and receipt of financial support as provided in the Agreement is not in violation of any other agreement with other parties or of any restrictions of any kind, including applicable law.

8.2.4 Consultant represents that Consultant is free to enter into this Agreement and that Consultant has no knowledge of any fact(s) which would prevent Consultant from completely performing the Services in accordance with the terms of this Agreement.

8.3 Governing Law/Venue. This Agreement shall be governed by and construed in accordance with the laws of the State of Minnesota without regard to such state’s principles of conflicts of law. Any actions relating to or arising under this Agreement shall be filed and adjudicated exclusively in the state and federal courts of the State of Minnesota, and Consultant and the Company hereby consent to the jurisdiction of such courts for any such action and further waive any objection to the convenience of the forum or venue.

8.4 Assignment. Consultant acknowledges that the Services to be provided by Consultant are unique and personal. As a result, Consultant may not assign any of Consultant’s rights, or delegate any of Consultant’s duties or obligations, or engage any other person to assist Consultant in the performance of the Services, without the prior written approval of the Company. Consultant agrees that the Company may assign this Agreement in its entirety to one or more of its affiliates, successors, or assigns.

8.5 Independent Contractor Status. Consultant understands and agrees that Consultant is rendering services under this Agreement as an independent contractor and not as an employee of the Company or any of its parents, subsidiaries, affiliates, and/or related companies. As such, Consultant understands and agrees: (a) Consultant is responsible for properly reporting amounts received under this Agreement on Consultant’s individual federal, state, or local income tax returns and paying income and self-employment taxes on such amounts; (b) the Company shall not pay or provide on behalf of Consultant any sums for income tax, unemployment insurance, social security, or workers’ compensation; and (c) except as set forth in this Agreement and/or the Separation Agreement, with respect to the Services rendered and compensation received under this Agreement, Consultant is not entitled to be covered by or receive any benefits under any employee benefit plan, program, or arrangement sponsored, or contributed to, by the Company, or any of its parents, subsidiaries, affiliates, and related companies, with respect to employees generally or any employee or group of employees specifically. The Company shall neither have nor exercise any control or direction over the specific means or methods by which Consultant shall perform Services pursuant to this Agreement. Consultant acknowledges that Consultant is neither an agent nor an employee of the Company, or any of its parents, subsidiaries, affiliates, or related companies, for any purpose whatsoever and shall have no authority to enter into agreements for or on behalf of the Company, or any of its parents, subsidiaries, affiliates, or related companies, or to otherwise legally obligate or bind the Company, or any of its parents, subsidiaries, affiliates, or related companies, for any purpose whatsoever, except as specifically authorized by the Company.

8.6 Severability. If any provision of this Agreement shall be determined by a court of competent jurisdiction to be void or of no effect, the provisions of this Agreement shall be deemed amended to modify or delete, as necessary, the offending provision and this Agreement, as so amended or modified, shall not be rendered unenforceable but shall remain in force to the fullest extent possible in keeping with the intention of the parties.

8.7 No Waiver. Failure of any party at any time to require performance of any provision of this Agreement shall not affect the right of the party requiring performance to require full performance thereafter and a waiver by any party of a breach of any provision of this Agreement shall not be taken or held to a waiver of any further or similar breach or as nullifying the effectiveness of such provision.

8.8 Entire Agreement/Modification. This Agreement, including the attachments hereto, contains the entire agreement of the parties relating to its subject matter and supersedes all prior agreements relating to its subject matter. No Agreement modification, statement, promise or representation made by any party or any employee, officer or agent of any party that is not in writing and signed by an authorized representative of both parties shall be binding.

[SIGNATURES ON NEXT PAGE]

IN WITNESS WHEREOF, the parties and/or authorized representatives of the parties have executed this Agreement.

Michael L. Reger:

/s/ Michael L. Reger
Date: July 31, 2019

Northern Oil and Gas, Inc.:

By: /s/ Erik J. Romslo Name: Erik J. Romslo Title: Executive Vice President, General Counsel and Secretary
Date: July 31, 2019

[Signature Page to Land Acquisition Consulting Agreement]